UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

XERIANT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-0151917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre 1 3998 FAU Boulevard, Suite 309 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 29, 2024, Xeriant, Inc. (the “Company”) filed an Amended Complaint in the United States District Court for the Southern District of New York against XTI Aircraft Co. (“XTI”), the wholly owned and principal operating subsidiary of XTI Aerospace Inc. (Nasdaq: XTIA). alleging that XTI, engaged over a period of time in (1) intentional fraudulent conduct against Xeriant, (2) fraudulent concealment, (3) breach of contract, (4) quantum meruit, (5) unjust enrichment, (6) unfair competition, and (7) misappropriation of confidential information, and sought, among other things, damages in excess of $500 million.  XTI moved before the Court on March 13, 2024, seeking to dismiss all Xeriant’s claims except for breach of contract.  Xeriant argued before the Court that all of these claims were legitimately alleged and should not be dismissed.  On January 14, 2025, the Court agreed with Xeriant’s position that its claims were validly alleged and denied all of XTI’s arguments in their entirety. The Court has ordered that XTI must file an Answer to the Amended Complaint, and Xeriant intends to proceed to take discovery.

On January 22, 2025 the Company issued a press release relating to the Court’s decision. A copy of the Press Release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Court Opinion and Order
99.2	Press Release dated January 22, 2025
Item 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XERIANT, INC.

Date: January 23, 2025	By:	/s/ KEITH DUFFY
Keith Duffy, Chief Executive Officer

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